Arcutis Announces Second Quarter 2026 Financial Results and Provides Business Update

•Continued strong ZORYVE® (roflumilast) net product revenue growth, with Q2 revenues of $129.9 million, +59% versus Q2 of 2025, and +23% versus Q1 of 2026, driven primarily by strong demand growth
•Company raising 2026 full-year net product sales guidance to $525 million–$540 million
•Received approval to expand the indication for ZORYVE cream 0.3% for the topical treatment of plaque psoriasis to children down to the age of 2, the seventh FDA approval in four years
•FDA accepted sNDA for ZORYVE cream 0.05% to expand indication to include infants with mild to moderate atopic dermatitis aged 3 to 24 months and set target action date of February 23, 2027
•Completed enrollment of the Phase 2 trial of ZORYVE foam 0.3% in individuals with vitiligo with disclosure of topline results and decision on program advancement anticipated in Q4 of 2026
•Launched a virtual health platform and a partnership with a leading AI-enabled healthcare platform to help facilitate access to ZORYVE
•Maintained positive operating cash flow for the quarter
Westlake Village, CA, August 5, 2026—Arcutis Biotherapeutics, Inc. (Nasdaq: ARQT), a commercial-stage biopharmaceutical company focused on developing meaningful innovations in immuno-dermatology, today reported financial results for the quarter ended June 30, 2026, and provided a business update.
“Our strong second quarter results reflect the continued strength of the ZORYVE franchise, the leading branded non-steroidal therapy across our three indications. With our investment in expanding our dermatology sales force and initiatives designed to simplify patient access, we are well positioned to drive continued growth and momentum through the second half of 2026,” said Frank Watanabe, president and chief executive officer. “During the quarter, we also made significant progress in advancing our pipeline, highlighted by the FDA acceptance of our sNDA for ZORYVE cream 0.05% for infants with atopic dermatitis and completion of enrollment in our Phase 2 vitiligo study.”
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Second Quarter 2026 Financial Results and Business Highlights
Commercial Highlights
ZORYVE — a highly potent and selective phosphodiesterase-4 (PDE4) inhibitor in once-daily cream and foam formulations, approved in the United States and Canada for the treatment of plaque psoriasis, atopic dermatitis, and seborrheic dermatitis.
•ZORYVE net product sales for the second quarter of 2026 were $129.9 million, reflecting 59% year-over-year growth and a 23% sequential increase versus the first quarter of 2026. The sequential increase was primarily driven by increasing demand across products as well as improved gross-to-net (GTN) pricing.
•Launched multiple initiatives to improve patient access to ZORYVE. The virtual health platform offers an additional pathway to care for individuals living with chronic inflammatory skin diseases by connecting eligible individuals with independent, board-certified dermatologists through a streamlined digital experience for evaluation and to discuss potential treatment options. The Company also formed a new partnership with a leading AI-enabled healthcare platform to streamline the ZORYVE experience within provider workflows, and to support medication access.
•Completed hiring of a targeted sales team dedicated to primary care and pediatric healthcare providers with the launch into the field anticipated by the end of August.
Clinical and Regulatory Developments
•The Company received U.S. Food and Drug Administration (FDA) approval of the Supplemental New Drug Application (sNDA) for ZORYVE cream 0.3% for the expanded indication to treat children with plaque psoriasis down to the age of 2 in June 2026, representing the seventh FDA approval for the Company since 2022.
•The FDA accepted an sNDA for ZORYVE cream 0.05% to expand the indication for the treatment of mild to moderate atopic dermatitis in infants aged 3 to 24 months with a Prescription Drug User Fee Act (PDUFA) target action date of February 23, 2027.
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•The Company completed enrollment of the Phase 2 proof-of-concept study with ZORYVE foam 0.3% for the treatment of vitiligo and continues to enroll patients in the Phase 2 proof-of-concept studies of ZORYVE foam 0.3% for the treatment of hidradenitis suppurativa. The Company expects to report results, as well as decisions on program advancement in these indications, in the fourth quarter of 2026 and first quarter of 2027, respectively.
•The Company continues to enroll patients in the Phase 1a/1b, first-in-human study to evaluate safety and tolerability of investigational ARQ-234, a fusion protein that is a potent and highly selective checkpoint agonist of the CD200 receptor, in healthy volunteers and adults with moderate to severe atopic dermatitis.
Corporate Updates
•Appointed Chris Peetz, president, CEO, and founder of Mirum Pharmaceuticals, to the Board of Directors in July 2026.
•Sustained positive cash flow, generating $12.6 million of cash flow from operating activities in the second quarter of 2026.
•The Company obtained two new U.S. patents in the third quarter of 2026, including a new method of use and a new formulation patent.

Second Quarter 2026 Summary Financial Results
Product revenues for the quarter ended June 30, 2026 were $129.9 million compared to $81.5 million for the corresponding period in 2025. Revenues for the quarter were $35.3 million for ZORYVE cream 0.3%, $24.2 million for ZORYVE cream 0.15%, $2.9 million for ZORYVE cream 0.05%, and $67.4 million for ZORYVE foam 0.3%. The year-over-year increase was primarily due to increased unit demand as well as improvements in GTN deductions.
Cost of sales for the quarter ended June 30, 2026 was $10.9 million compared to $7.5 million for the corresponding period in 2025, due to increasing ZORYVE sales.
Research and development (R&D) expenses for the quarter ended June 30, 2026 were $20.4 million compared to $19.5 million for the corresponding period in 2025. Expenses remained consistent year-over-year as increased development costs for ARQ-234 and investment in medical affairs to support
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medical education were partially offset by decreased development costs for roflumilast in pediatric atopic dermatitis.
Selling, general, and administrative (SG&A) expenses for the quarter ended June 30, 2026 were $82.1 million compared to $69.2 million for the corresponding period in 2025. The year-over-year increase was primarily driven by increased personnel costs, including from the dermatology sales force expansion to support our continued commercialization efforts for ZORYVE.
Net income was $15.0 million, or $0.11 per basic and diluted share, for the quarter ended June 30, 2026 compared to a net loss of $15.9 million, or $0.13 per basic and diluted share, for the corresponding period in 2025 as continued sales growth exceeded increases in operating expenses.
Cash, cash equivalents, restricted cash, and marketable securities were $238.9 million as of June 30, 2026, compared to $221.3 million as of December 31, 2025. Net cash provided by operating activities was $12.6 million during the second quarter.
Financial Guidance
The Company raised net product sales guidance for the full year 2026 from $480 million–$495 million to $525 million–$540 million.
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Conference Call and Webcast
Arcutis management will host a conference call and webcast today at 4:30 p.m. ET to discuss the financial results for the quarter and provide a business update. The webcast for this conference call may be accessed at the “Events” section of the Company’s website. The replay of the webcast will be available on the Company's website following the call.
About Arcutis
Arcutis Biotherapeutics, Inc. (Nasdaq: ARQT) is a commercial-stage medical dermatology company delivering meaningful innovation to address the needs of individuals living with chronic inflammatory skin diseases. Over the past decade, Arcutis has successfully developed a robust portfolio of advanced targeted topicals approved to treat three major inflammatory skin diseases, driven by a commitment to solving the most persistent patient challenges in dermatology. Arcutis’ unique dermatology development platform, built on established scientific pathways and coupled with deep clinical dermatology and commercial expertise, enables us to efficiently develop, scale, and deliver our differentiated therapies while advancing a growing pipeline across a range of inflammatory dermatological conditions. For more information, visit www.arcutis.com or follow Arcutis on LinkedIn, Facebook, Instagram, and X.

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Forward Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. For example, statements contained in this press release regarding matters that are not historical facts are forward-looking statements. These statements are based on the Company's current beliefs and expectations. Such forward-looking statements include, but are not limited to, statements regarding the potential to address large markets with significant unmet need; the development, submission, and potential approval, and potential commercialization of product candidates and expanded indications; the potential commercial success and growth of ZORYVE in plaque psoriasis, atopic dermatitis, and seborrheic dermatitis; improvement of patient access to ZORYVE through multiple commercial initiatives; anticipated net product sales for 2026; the expansion of the Company's dermatology sales force and the success of the Company's efforts in primary care and pediatric healthcare providers; the Company's ability to maintain positive operating cash flow on a quarterly basis; the building and advancement of the Company's pipeline; and the timing of regulatory filings. These statements involve substantial known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from the information expressed or implied by these forward-looking statements and you should not place undue reliance on our forward-looking statements. Risks and uncertainties that may cause our actual results to differ include risks inherent in the clinical development process and regulatory approval process, the timing of regulatory filings, the timing, expenses, and success of our commercialization efforts, including uncertainty of future commercial sales and related items that can impact net sales, and our ability to defend our intellectual property. For a further description of the risks and uncertainties applicable to our business, see the “Risk Factors” section of our Form 10-K filed with U.S. Securities and Exchange Commission (SEC) on February 25, 2026, as well as any subsequent filings with the SEC. Any forward-looking statements that the Company makes in this press release are made pursuant to the Private Securities Litigation Reform Act of 1995, as amended, and speak only as of the date of this press release. Except as required by law, we undertake no obligation to revise or update information herein to reflect events or circumstances in the future, even if new information becomes available.

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Contacts:
Media
Amanda Sheldon, head of Corporate Communications
media@arcutis.com

Investors
Brian Schoelkopf, head of Investor Relations
ir@arcutis.com

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ARCUTIS BIOTHERAPEUTICS, INC.
Condensed Consolidated Balance Sheets
(In thousands)
(unaudited)

	June 30,	December 31,
	2026	2025
ASSETS
Current assets:
Cash and cash equivalents	$34,121	$42,907
Restricted cash	308	308
Marketable securities	204,431	178,075
Trade receivable, net	155,162	146,229
Inventory	38,879	22,634
Prepaid expenses and other current assets	34,770	21,079
Total current assets	467,671	411,232
Property and equipment, net	872	1,043
Intangible assets, net	13,687	14,812
Operating lease right-of-use asset	4,253	4,467
Other assets	2,054	1,419
Total assets	$488,537	$432,973
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$6,604	$12,528
Current portion of long-term debt, net	6,950	1,000
Accrued and other current liabilities	146,786	116,310
Total current liabilities	160,340	129,838
Operating lease liability, long-term	5,237	5,266
Long-term debt, net	101,950	107,959
Other long-term liabilities	431	431
Total liabilities	267,958	243,494
Stockholders’ equity:
Common stock	12	12
Additional paid-in capital	1,355,593	1,327,595
Accumulated other comprehensive (income) loss	(656)	(44)
Accumulated deficit	(1,134,370)	(1,138,084)
Total stockholders’ equity	220,579	189,479
Total liabilities and stockholders’ equity	$488,537	$432,973
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ARCUTIS BIOTHERAPEUTICS, INC.
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenues:
Product revenue, net	$129,861	$81,504	$235,259	$145,350
Other revenue	—	—	—	2,000
Total revenues	129,861	81,504	235,259	147,350

Operating expenses:
Cost of sales	10,939	7,492	20,723	16,322
Research and development	20,355	19,453	50,982	36,996
Selling, general, and administrative	82,138	69,170	156,214	133,172
Total operating expenses	113,432	96,115	227,919	186,490
Income (loss) from operations	16,429	(14,611)	7,340	(39,140)

Other income (expense):
Interest income	2,279	2,076	4,554	4,613
Interest expense	(3,406)	(3,029)	(7,774)	(6,011)
Other income (expense), net	(157)	20	(177)	213
Total other income (expense)	(1,284)	(933)	(3,397)	(1,185)

Income (loss) before income taxes	15,145	(15,544)	3,943	(40,325)

Provision for income taxes	136	342	229	621

Net income (loss)	$15,009	$(15,886)	$3,714	$(40,946)

Earnings (loss) per share:
Basic	$0.11	$(0.13)	$0.03	$(0.32)
Diluted	$0.11	$(0.13)	$0.03	$(0.32)

Weighted-average shares used in computing earnings (loss) per share:
Basic	130,522	126,997	129,948	126,519
Diluted	135,898	126,997	135,951	126,519
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